Exhibit 5
Pacific Life Insurance Company P.O. Box 2378, Omaha, NE 68103-2378 PACIFIC VALUE (Text Box comment FUSION) or 1299 Farnam Street, 6th Floor, AMF, Omaha, NE 68102 www.PacificLife.com Variable Annuity Application Contract Owners: (800) 722-4448 Registered Representatives, call (800) 722-2333 for assistance. 1. ANNUITANT(S) Must be an individual. Check product guidelines for maximum issue age. Name(First,Middle,Last)BirthDate(mo/day/yr)Sex _M_FMailingAddressSSNCity,State,ZIPCity,State,ZIPResidentialAddress(ifdifferentthanmailingaddress) Solicitedat:StateCompletethisboxforcustodial-ownedqualifiedcontractsonly.Willnotbevalidforanyotherco ntracttypes. Informationputherewillbeusedforcontractandregisteredrepresentativeappointmentpurposes. ADDITIONAL ANNUITANT Not applicable for qualified contracts. Check One: ngent iCont_nt iJo. (Text Box comment or contracts with a non-natural Owner. Check One: [] Joint [] Contingent) Name (First, Middle, Last) Birth Date (mo/day/yr) Sex . M . F Mailing Address City, State, ZIP SSN Residential Address (if different than mailing address) City, State, ZIP 2. OWNER(S) If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age. • For contracts with an owner that is a 401(a), 401(k), 457(b), or Keogh/HR10 plan, also complete the Qualified Plan and 457(b) Plan Disclosure form. • For Individual(k) contracts with Ascensus, Inc. as the recordkeeper, also complete the Individual(k) Qualified Plan Disclosure form. • For individual-owned or trust-owned Inherited IRA contracts, also complete the appropriate Inherited IRA Certification form. • For non-qualified contracts, if the owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement. osure form. lscion and Dicatifiete the Trustee Certlso compls a trust, aiIf the owner • (Text Box comment blank) Name (First, Middle, Last) Birth Date (mo/day/yr) Sex . M . F Mailing Address City, State, ZIP SSN/TIN Residential Address (if different than mailing address) City, State, ZIP ADDITIONAL OWNER Not applicable for qualified contracts. Check One: ngent iCont_nt iJo. (Text Box comment blank) Name (First, Middle, Last) Birth Date (mo/day/yr) Sex . M . F Mailing Address City, State, ZIP SSN Residential Address (if different than mailing address) City, State, ZIP 3. DEATH BENEFIT COVERAGE . Stepped-Up Death Benefit Annuitant(s) must not be over age 75 at issue. *585709B1* If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider. (Text Box comment blank) 25-1151 (Text Box comment 25-1169) 05/09 (Text Box comment 06/10) Page 1 of 6

CHECKIFYESCHECKIFYES 4. (Text Box comment 3.) TELEPHONE/ELECTRONIC AUTHORIZATIONS TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION As the owner, I will receive this privilege automatically. If a contract has joint . Yes owners, each owner may individually make telephone and/or electronic requests. By checking “Yes,” I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost. ELECTRONIC DELIVERY AUTHORIZATION By providing my e-mail address below, I authorize Pacific Life to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements if required by state or federal law. I understand that I must have Internet access (my Internet provider may charge for Internet access), and I must provide my e-mail address below to use this service. I understand that I may cancel this authorization at any time and that I may request paper copies of the .lia U.S. maisame documents v (Text Box comment ELECTRONIC INFORMATION CONSENT By providing my e-mail address, I consent to receive documents and notices applicable to my contract, including but not limited to prospectuses, prospectus supplements, annual and semi-annual reports, quarterly statements and immediate confirmations, privacy notice and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. I consent to receive in electronic format any documents added in the future. For jointly owned contracts, both owners are consenting to receive information electronically. I confirm that I have ready access to a computer with Internet access, an active e-mail account to receive this information electronically, and the ability to read and retain it. I understand that: · There is no charge for electronic delivery, although my Internet provider may charge for Internet access. · I must provide a current e-mail address and notify Pacific Life promptly when my e-mail address changes. · I must update any e-mail filters that may prevent me from receiving e-mail notifications from Pacific Life. · I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent. · For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.) · Electronic delivery will be cancelled if e-mails are returned undeliverable. · This consent will remain in effect until I revoke it. Pacific Life is not required to deliver this information electronically and may discontinue electronic delivery in whole or in part at any time. Please call (800) 722-4448 if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address. E-mail Address:___) E-mailaddress: FOREVENFASTERDELIVERY 5. (Text Box comment 4.) HOUSEHOLDING By signing this application you consent to Pacific Life mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include the prospectus, supplements, announcements, and annual and semiannual reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as “householding,” reduces expenses, environmental waste, and the volume of mail you receive. If you do not wish to participate in this service and prefer to receive your own contract owner documents, please check the box below. . I elect NOT to participate in householding. 6. BENEFICIARIES If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For non-individually owned custodially held IRAs, 457, and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Section 14, Special Requests, to provide additional beneficiary information. (Text Box comment 5. BENEFICIARIES If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs, 457, and qualified plans) or other non-natural owners, the beneficiary must be the owner listed on the application. Use Section 15, Special Requests, to provide additional beneficiary information. ) RelationshipPercentage% _Primary _ContingentRelationshipSSN/TINSSN/TINPercentage% _Primary _ContingentName(First,Middle,Last) Name(First,Middle,Last) BirthDate(mo/day/yr) BirthDate(mo/day/yr) 7. (Text Box comment 6.) CONTRACT TYPE Select ONE. . 1SIMPLE IRA (Text Box comment blank) . Roth IRA . 401(a)3 . 4(k)lduaiviInd (Text Box comment blank) . 457(b) — 501(c) tax-exempt3 (Text Box comment 3) (Text Box comment 5) (Text Box comment 5) . Non-Qualified 333 (Text Box comment 5) (Text Box comment 5) (Text Box comment 5) . SEP-IRA . TSA/403(b)2 . 401(k). 457(b) — gov’t. entity. Keogh/HR10 (Text Box comment 4) . IRA (Text Box comment 1,2) 1 sclosure. ian Dl(k) Qualified Plduaiete IndivlComp4osure. lscied Plan and 457(b) Plan Diete QualiflComp3fication. iComplete TSA Cert2on. iete SIMPLE IRA Employer InformatlComp (Text Box comment 1 For trust-owned contracts, complete Trustee Certification and Disclosure form. 2 For non-qualified contracts, if owner is a non-natural person or corporation, complete the Non-Natural or Corporate-Owned Disclosure Statement. 3 For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification form.4 Complete TSA Certification. 5 Complete Qualified Plan and 457(b) Plan Disclosure. ) 8. (Text Box comment 7.) INITIAL PURCHASE PAYMENT Make check payable to Pacific Life Insurance Company. 8A. NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial payment. (Text Box comment 7A.) 8B. QUALIFIED CONTRACT PAYMENT TYPE Indicate type of payment. If no year is indicated, contribution defaults to current tax ye (Text Box comment 7B.) initial ar. . 1035 exchange/estimated transfer . . . . . . . . . .$ . Transfer . . . . . . . . $ . Amount enclosed . . . . . . . . . . . . . . . . . . . . . . . .$ . Rollover . . . . . . . . $ . Contribution . . . . . $ for tax year 25-1151 (Text Box comment 25-1169) 05/09 (Text Box comment 06/10) Page 2 of 6 *585709B2*

9. (Text Box comment 8.) REPLACEMENT 9A. (Text Box comment 8A.) EXISTING INSURANCE Do you have any existing life insurance or annuity contracts with this or any other company? CHECKONE . Yes . No (Default is “Yes” if neither box is checked.) 9B. (Text Box comment 8B.) REPLACEMENT Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or CHECKONE . Yes . No any other company? If “Yes,” provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms. InsuranceCompanyNameContractNumberContractTypeBeingReplaced _LifeInsurance_FixedAnnuity_VariableAnnuityInsuranceCompanyNameContractNumberContractTypeBeingReplac ed _LifeInsurance_FixedAnnuity_VariableAnnuity (Text Box comment Policy or Contract Type Being Replaced) (Text Box comment Policy or Contract Type Being Replaced) 10. OPTIONAL RIDERS Subject to state availability. To qualify for CoreIncome Advantage, Flexible Lifetime Income Plus (FLI Plus, Single or Joint Life), Automatic Income Builder, Income Access, GPA3, or GIA Plus rider benefits, the entire contract value must stay invested in allowable allocation options Pacific Life makes available for the riders. Note: Optional Guaranteed Minimum Withdrawal Benefit Riders are not available with Inherited IRA and Inherited TSA business. 10A. Guaranteed Minimum Withdrawal Benefit (You may only select one.) . CoreIncome Advantage Annuitant(s) must not be over age 85 at issue. . FLI Plus (Select one) If neither box below is checked, the single life optional rider will be issued. . Single Life Annuitant(s) must not be over age 85 at issue. . Joint Life (Complete the beneficiary information in Section 6.) Available only if the Contract Type selected in Section 7 is Non-Qualified (not available if the Owner is a trust or other entity), IRA (including custodial IRAs), Roth IRA, SIMPLE IRA, SEP-IRA, or TSA/403(b). Additionally, Joint Owners or Owner and Beneficiary must be at least age 59 1/2 and not older than age 85 at issue. Joint Owners must be husband and wife. If the contract is owned by a sole Owner, the Owner’s spouse must be designated as the sole primary beneficiary. If this is a custodially owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant and is at least age 59 1/2 and not older than age 85 at issue. . Automatic Income Builder Annuitant(s) must not be over age 85 at issue. . Income Access with Automatic Reset/Step-up Option. Annuitant(s) must not be over age 85 at issue. . Income Access without Automatic Reset/Step-up Option. Annuitant(s) must not be over age 85 at issue. 10B. . GPA3 Annuitant(s) must not be over age 85 at issue, which must be at least 10 years prior to the annuity date. 10C. . GIA Plus Annuitant(s) must not be over age 80 at issue. 10D. . EEG Annuitant(s) must not be over age 75 at issue. If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without that rider. 11. DOLLAR COST AVERAGING 100% of your initial investment will be allocated to the DCA Plus term, or you may elect a percentage of your initial investment to be allocated to the DCA Plus term. If a percentage less than 100% is indicated, the remainder of the initial purchase payment will be allocated pro rata to the target allocations in Section 13. To indicate a source account other than DCA Plus, use Section 14, Special Requests, or the Transfers and Allocations form. †If you select a Custom Model in Section 13 and are using DCA Plus, you must allocate 100% of your investment to the DCA Plus term. †Required with a Custom Model selected in Section 13. 12. REBALANCING Choose one rebalancing frequency. If you select a Custom Model in Section 13 with an optional rider in Section 10, rebalancing will be quarterly. †us TermlDCA P (Text Box comment blank) _6months_12months%ofinitialinvestment.Defaultwillbe100%. _Quarterly†_Semiannually_Annually 25-1151 (Text Box comment 25-1169) 05/09 (Text Box comment 06/10) Page 3 of 6 *585709B3*

13. (Text Box comment 9.) ALLOCATION OPTIONS Use this section to allocate 100% of your investment. Use whole percentages only. IMPORTANT: To be enider irlonaie for an optlbigil (Text Box comment blank) Section 10, you must select ONE of the following options: I. Portfolio Optimization: Select one model. 100% of your investment will be allocated to the model selected. Note: Model E is not an available allocation option for use with Optional Riders in Section 10. II. Asset Allocation Strategies: Indicate the percentage of your investment for each Asset Allocation Strategy. Allocations may be among these strategies and must total 100%. III. Custom Models: Indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D. Custom Models will be rebalanced quarterly to the allocations selected. If you want to select individual investments and are not choosing an optional rider in Section 10, you may indicate any combination of investments in Option III. Allocations must total 100%. Models OPTION I: PORTFOLIO OPTIMIZATION Select one: . Model A . Model B . Model C . Model D . Model E Asset Allocation Strategies OPTION II: ASSET ALLOCATION STRATEGIES 100% allocation to one or a combination of these strategies is approved for selection of an optional rider in Section 10. PLFA Pacific Dynamix-Conservative Growth Portfolio % PLFA Pacific Dynamix-Moderate Growth Portfolio % PLFA Pacific Dynamix-Growth Portfolio % AllianceBernstein VPS Balanced Wealth Strategy % BlackRock Global Allocation V.I. Fund % Capital Research American Funds® Asset Allocation % Franklin Templeton VIP Founding Funds % GE Asset Management GE Investments Total Return Fund % Invesco Aim AIM V.I. PowerShares ETF Allocation Fund % Van Kampen LIT Global Tactical Asset Allocation Portfolio % (Text Box comment The minimum percentage that must be allocated to the fixed account option is 80% and the maximum is 100%. The maximum combined percentage that may be allocated to either one or both of the variable account options is 20%. ___% Fixed Account. Minimum is 80%, maximum is 100%. ___% Blackrock Equity Index. ___% Pacific Asset Management Money Market. NOTE: The maximum combined allocation percentage in the two variable account options may not exceed 20%. ___% TOTAL Note: Allocation totals must equal 100%. [] Unless this box is checked, your contract value will automatically rebalance annually on your contract anniversary to the initial allocation percentage you select above. ) CATEGORIES A—D MUST TOTAL 100%. % Total % Total OPTION III Select one: . CUSTOM MODEL . INDIVIDUAL INVESTMENTS Custom Models: For Custom Models only, Categories A, B, and C indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D. Individual Investments: If you want to select individual investments and are not choosing an optional rider in Section 10, you may indicate any combination of investments. Allocations must total 100%. Category A Fixed-Income Portfolios Goldman Sachs Short Duration Bond % Highland Capital Floating Rate Loan % PAM Money Market % PAM High Yield Bond % PIMCO Managed Bond % PIMCO Inflation Managed % Western Asset Management Diversified Bond % % Total Category B Domestic Equity Portfolios Alger Small-Cap Growth % Analytic Investors/ JPMorgan Long/Short Large-Cap % BlackRock Equity Index % BlackRock Small-Cap Index % BlackRock Mid-Cap Value % Capital Guardian Diversified Research % Janus Gro wth LT % Janus Focused 30 % Lazard Mid-Cap Equity % NFJ Small-Cap Value % Oppenheimer Multi-Strategy % Oppenheimer Main Street® Core % UBS Large-Cap Growth % Capital Guardian Equity % Capital Research American Funds® Growth-Income % Capital Research American Funds® Growth % ClearBridge Large-Cap Value % Van Kampen Comstock % Van Kampen Mid-Cap Growth % Vaughan Nelson Small-Cap Equity % % Total Category C International Equity and Sector Portfolios AllianceBernstein International Value % Batterymarch International Small-Cap % Columbia Technology % Jennison Health Sciences % MFS International Large-Cap % Oppenheimer Emerging Markets % Van Kampen Real Estate % % Total Category D Asset Allocation Strategies PLFA Pacific Dynamix-Conservative Growth Portfolio % PLFA Pacific Dynamix-Moderate Growth Portfolio % PLFA Pacific Dynamix-Growth Portfolio % AllianceBernstein VPS Balanced Wealth Strategy % BlackRock Global Allocation V.I. Fund % Capital Research American Funds® Asset Allocation % Franklin Templeton VIP Founding Funds % GE Asset Management GE Investments Total Return Fund % Invesco Aim AIM V.I. PowerShares ETF Allocation Fund % Van Kampen LIT Global Tactical Asset Allocation Portfolio % % Total 25-1151 (Text Box comment 25-1169) 05/09 (Text Box comment 06/10) Page 4 of 6 *585709B4*

14. (Text Box comment 10.) SPECIAL REQUESTS If additional space is needed, attach a letter signed and dated by the owner(s). 15. (Text Box comment 11.) FRAUD NOTICES The following states require insurance companies to provide a fraud warning statement. Refer to the fraud warning statement for your state as indicated below. Please check for state product availability. Colorado: It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services. District of Columbia WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant. Louisiana and Maryland: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. All Other States: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties. 25-1151 (Text Box comment 25-1169) 05/09 (Text Box comment 06/10) Page 5 of 6 *585709B5*

16. (Text Box comment 12.) STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific Life Insurance Company (“company”). I received prospectuses for this variable annuity contract. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, tax and family status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my registered representative, including withdrawal charges, if applicable. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options. (Text Box comment and tax status,) (Text Box comment blank) (Text Box comment .) If there are n Common. ip and not as Tenants ivorshight of Survith Rint Tenants wint owners as Joiojbe owned by the llissued contract wint owners, the ioj (Text Box comment blank) If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct. All answers to questions and statements made on this application are to the best of my knowledge and belief. I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. Owner’s Signature Date (mo/day/yr) Signed at: City State SIGN HERE DATE CITY STATE Joint Owner’s Signature (if applicable) Date (mo/day/yr) SIGN HERE DATE 17. (Text Box comment 13.) REGISTERED REPRESENTATIVE’S STATEMENT 17A. (Text Box comment 13A.) CHECKONECHECKONE Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither . Yes . No box is checked.) 17B. (Text Box comment 13B.) Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned . Yes . No against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? on 9B of th (Text Box comment 8B) If “Yes,” I affirm that I have instructed the appli cant to answer “Yes” to the replacement question in Sectiis application. I hereby certify that I have used only Pacific Life’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement and followed Pacific Life’s written replacement guidelines. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner, as applicable, including age, income, net worth, tax and famy status, and any exli (Text Box comment and tax status,) isting investments and insurance program. I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options; and that this application is subject to review for suitability by my broker/dealer. I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant. If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. Soliciting Registered Representative’s Signature SIGN HERE Print Registered Representative’s Full Name Registered Representative’s Telephone Number Registered Representative’s E-Mail Address Option . A . B . C Broker/Dealer’s Name Brokerage Account Number (optional) Send completed application as follows: APPLICATION WITH PAYMENT: APPLICATION WITHOUT PAYMENT: Regular Mail Delivery: P.O. Box 2290, Omaha, NE 68103-2290 Regular Mail Delivery: P.O. Box 2378, Omaha, NE 68103-2378 Express Mail Delivery: 1299 Farnam Street, 6th Floor, AMF, Omaha, NE 68102 Express Mail Delivery: 1299 Farnam Street, 6th Floor, AMF, Omaha, NE 68102 25-1151 (Text Box comment 25-1169) 05/09 (Text Box comment 06/10) Page 6 of 6 *585709B6*